As filed with the Securities and Exchange Commission on August 17, 2001
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                          WHITMAN EDUCATION GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                  ------------
             Florida                                         22-2246554
   --------------------------                           --------------------
  (State or Other Jurisdiction                             (IRS Employer
      of Incorporation or                                Identification No.)
       Organization)

                             4400 Biscayne Boulevard
                              Miami, FL 33137-3227
                                 (305) 575-6510
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                ---------------
                             1996 STOCK OPTION PLAN
                            (Full title of the Plan)

                            Richard C. Pfenniger, Jr.
                             Chief Executive Officer
                         and Vice Chairman of the Board
                          Whitman Education Group, Inc.
                       4400 Biscayne Boulevard, 6th Floor
                              Miami, FL 33137-3227
                                 (305) 575-6510
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With Copies to:
                            Geoffrey MacDonald, Esq.
            Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
                         150 W. Flagler St., Suite 2200
                                 Miami, FL 33130
                                 (305) 789-3522

                         Calculation of Registration Fee
===================  ============== =============== ==============  ============
                                      Proposed         Proposed
Title of securities    Amount         maximum          maximum        Amount of
to be registered       to be          offering         aggregate    registration
                       registered     price per        offering          fee
                                      share (1)        price (1)
--------------------------------------------------------------------------------
Common Stock,
no par value         750,000 shares     $3.44         $2,580,000        $645
===================  ============== =============== ==============  ============
(1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, based upon the average of the high and low price of such Common Stock on August 13, 2001 on the American Stock Exchange.

(2) This Registration Statement also relates to such indeterminate number of additional Common Shares of the Registrant as may be issuable as a result of the stock splits, stock dividends, recapitalization, mergers, reorganizations,combinations or exchange of shares or other similar events.
================================================================================

                                Explanatory Note
                                ----------------

     On June 12, 2001, the Board of Directors of Whitman Education Group, Inc. (the "Company"), approved an amendment to the Company's 1996 Stock Option Plan (the "Plan") to increase the maximum number of shares of the Company's Common Stock, no par value (the "Common Stock"), that may be issued under the Plan by 750,000 shares. The Company's shareholders approved the amendment at the Company's Annual Meeting of Shareholders on August 9, 2001. This Registration Statement has been filed to register the additional 750,000 shares of Common Stock issuable pursuant to options to be granted under the Plan, as amended.

     The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Company's previously filed Registration Statement on Form S-8 filed on November 13, 1996, amended by Post-Effective Amendment No. 1 thereto filed on January 20, 1998 (Registration No. 333-16007), and amended by a subsequent Registration Statement on Form S-8 filed on November 18, 1998 (Registration No. 333-67477) (the "Earlier Registration Statements"). Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statements are incorporated herein by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 8.  Exhibits.

    The following exhibits are filed herewith:

Exhibit
Number  Description
------- -----------
5       Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1    Consent of Ernst & Young LLP

23.2 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5)

24      Power of Attorney (included on signature page hereto)

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, State of Florida on the 17 day of August, 2001.

                                                 WHITMAN EDUCATION GROUP, INC.


                                               By:/s/ Richard C. Pfenniger, Jr.
                                                  ------------------------------
                                                   Richard C. Pfenniger, Jr.
                                                   Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard C. Pfenniger, Jr. and Fernando L.Fernandez, and each of them, his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  the
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                               Date
---------                           -----                               ----

/s/ Richard C. Pfenniger, Jr.     Chief Executive Officer and   August 17, 2001
------------------------------
Richard C. Pfenniger, Jr.         Vice Chairman of the Board
                                  (Principal Executive Officer)

/s/ Fernando L. Fernandez         Vice President -Finance and   August 17, 2001
------------------------------
Fernando L. Fernandez             Chief Financial Officer
                                  (Principal Financial and
                                  Accounting Officer)

/s/ Phillip Frost, M.D.           Chairman of the Board         August 17, 2001
------------------------------
Phillip Frost, M.D.

/s/ Jack R. Borsting              Vice Chairman of the Board    August 17, 2001
------------------------------
Jack R. Borsting

/s/ Neil Flanzraich               Director                      August 17, 2001
------------------------------
Neil Flanzraich

/s/ Peter S. Knight               Director                      August 17, 2001
------------------------------
Peter S. Knight

/s/ Richard M. Krasno             Director                      August 17, 2001
------------------------------
Richard M. Krasno

/s/ Lois F. Lipsett               Director                      August 17, 2001
------------------------------
Lois F. Lipsett

/s/ Percy A. Pierre               Director                      August 17, 2001
------------------------------
Percy A. Pierre

/s/ A. Marvin Strait              Director                      August 17, 2001
------------------------------
A. Marvin Strait

EXHIBIT INDEX

Exhibit
Number      Description
-------     -----------
5           Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1        Consent of Ernst and Young LLP

23.2        Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
            (included in  Exhibit 5).

24          Power of Attorney (included on signature page hereto)